Exhibit 99.1

UniPixel Reports First Quarter 2017 Financial Results

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LLC

602-889-9700

unxl@lythampartners.com

Santa Clara, California – May 11, 2017 - UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen and flexible electronics markets, reported financial results for the first quarter ended March 31, 2017.

Financial highlights for the First Quarter:

●	Revenue for the first quarter totaled $1.3 million compared to $0.9 million for the first quarter of 2016.
●	During Q1 2017 the Company was awarded its 26th design win from a major Japan-based PC manufacturer.
●	Company closed financing transactions totaling $13 million in Q1 2017.
●	The Company entered into a long-term agreement with a U.S.-based PC manufacturer to supply XTouch sensors.
●	Company shipped more than three-quarters of a million sensors to major national wireless carrier since Q3 2016 for consumer tablet program.
●	Company announced XTouch results from in-house repeated fold testing for upcoming new flexible display technology opportunities.

Management Discussion:

Jeff Hawthorne, president and chief executive officer of UniPixel, said, “Several important developments with significant implications for the future of UniPixel took place during the first quarter. We are pleased to have many of our 2016 program wins in early stages of volume production and the factory focused on ramping output for these programs.

“Launching multiple programs is not without challenges. For example, we did experience a major issue during the quarter with materials provided to us by one of our leading suppliers that caused significant yield issues. The vendor worked closely with us to identify the issues and provide the appropriate solutions. While it did impact our operations for the quarter, we believe the issue is contained.

“The other ramp challenge is that in addition to a certain level of customization for each design, many of these 2016 design win devices have new technology such as active stylus, narrow mesh widths and Diamond Guard coating, that were not in the previous generation of devices. We are making steady progress to accommodate those new technologies into our manufacturing process and increase yields. We are making significant progress addressing the challenges of ramping the factory and our supply chain to move the current programs forward with the expectation of expanded revenues as we progress through 2017.”

Mr. Hawthorne continued, “Demonstration units of our new highly differentiated Diamond Touch technology was very well received by visitors to our suite during CES in Las Vegas this past January. Diamond Touch is the thinnest, no cover lens touchscreen sensor configuration in the industry to reduce solution cost significantly. The technology will provide systems integrators and OEMs the ability to produce lighter and faster devices at a lower cost. It has the potential to open the door to the 80% of the laptop market that is currently not touch enabled and represents an addressable market estimated to be approximately $750 million annually. We recently took delivery of a new custom designed Diamond Guard coating equipment to support Diamond Touch manufacturing and prepare for customer evaluation process to secure design wins.”

“In March, we announced a long-term agreement with a leading U.S.-based PC manufacturer to supply XTouch sensors. The agreement provides that the PC maker will supply rolling forecasts to UniPixel who will use its reasonable efforts to reserve manufacturing capacity for the PC maker who, in turn, agrees to use its best commercial efforts to make the purchases outlined in the rolling forecasts. This provides us a level of visibility into market demand and an indication into new product development. We look forward to working with this industry leader in the coming years.

“Given the desire of PC OEMs to secure increasing amounts of metal mesh manufacturing capacity, the Asia concentration of our customer base and scale of the new market opportunities our development could address, we believe strategic partnerships will be an important element of our continued growth. We have had interest from several potential strategic partners that are at various stages of discussion. During the quarter we announced entering a Memorandum of Understanding with GIS, a current UniPixel customer, to negotiate a definitive agreement. The two parties were not able to come to an equitable agreement by the expiration date of April 17, 2017. While GIS remains our valuable customer, we are open to continuing discussions at any time with GIS that will lead to a fair agreement of partnership for both sides. In the meantime, we are continuing discussions with several parties interested in partnering with us.”

All in all, it was a very busy period that we believe will set the stage for the continued development and growth of UniPixel as an important touchscreen provider to the global technology OEM community in the years to come. We look forward to developing those opportunities to the maximum extent possible,” concluded Mr. Hawthorne.

First Quarter 2017 Results:

For the three months ended March 31, 2017 revenues were $1.3 million compared to $0.9 million for the three months ended March 31, 2016.

Cost of revenues was $4.3 million for the three months ended March 31, 2017 and for the three months ended March 31, 2016. Cost of revenue includes certain non-cash charges, including amortization, stock-based compensation and depreciation of equipment as well as other non-cash charges, which totaled $0.8 million for the first quarter of 2017 and $1.2 million for the first quarter of 2016. Excluding these non-cash charges, adjusted cost of revenues was $3.5 million in the first quarter of 2017 and $3.1 million in the first quarter of 2016.

SG&A expense was approximately $2.0 million for the three months ended March 31, 2017 compared to $1.9 million for the three months ended March 31, 2016. SG&A includes certain non-cash charges, including depreciation, stock-based compensation and severance, which totaled $0.4 million during the first quarter of 2017, and $0.5 million in the first quarter of 2016. Excluding these non-cash charges, adjusted SG&A was $1.6 million during the first quarter of 2017, and $1.4 million during the first quarter of 2016.

Research and development (“R&D”) expense during the three months ended March 31, 2017 was $2.9 million compared to $0.9 million for the three months ended March 31, 2016. The first quarter of 2017 included R&D manufacturing labor and materials as we began to fulfill our 2016 program wins. R&D includes certain non-cash charges, including amortization and stock-based compensation, which totaled $0.5 million during the first quarter of 2017 and $0.1 million in the first quarter of 2016. Excluding these non-cash charges, adjusted R&D was $2.4 million during the first quarter of 2017, and $0.8 million during the first quarter of 2016.

Research and development (“R&D”) expense during the three months ended March 31, 2017 was $2.9 million compared to $0.9 million for the three months ended March 31, 2016. The first quarter of 2017 included R&D manufacturing labor and materials as we began to fulfill our 2016 program wins. R&D includes certain non-cash charges, including amortization and stock-based compensation, which totaled $0.1 million during the first quarter of 2017 and in the first quarter of 2016. Excluding these non-cash charges, adjusted R&D was $2.8 million during the first quarter of 2017, and $0.8 million during the first quarter of 2016.

Net loss attributable to common shareholders was $(7.7) million, or $(0.15) per basic and diluted share for the three months ended March 31, 2017, as compared to a net loss attributable to common shareholders of $(8.4) million, or $(0.24) per basic and diluted share for the three months ended March 31, 2016.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the first quarter of fiscal 2017 was $(6.3) million compared to Adjusted EBITDA of $(4.4) million in the first quarter of fiscal 2016.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying table: Adjusted EBITDA. The Company uses these non-GAAP financial measures internally to analyze its operating performance and liquidity and believes they are useful as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business across reporting periods as they exclude items that management believes are not reflective of the operating performance of the Company. As a result, these non-GAAP measures are provided to supplement investors’ overall understanding of, and an enhanced level of transparency into, the Company’s financial performance. The Company uses Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, and to evaluate the effectiveness of its business strategies. In addition, Adjusted EBITDA is also required by the covenants in the Company’s credit agreement to be delivered to its lender. Management does not place undue reliance on Adjusted EBITDA as its only measure of operating performance, and in fact, Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP; nor should it be considered a substitute for, or superior to the comparable GAAP measures. Rather, these measures should be considered in addition to results prepared in accordance with GAAP. No other adjustments were made during the three month period ended March 31, 2017. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

The Company defines Adjusted EBITDA (loss) to exclude discontinued operations, debt issuance cost amortization, gain on change in warranty liability, accretion of discount on convertible notes, interest expense on convertible note, depreciation, amortization of licenses, non-cash stock-based compensation, restricted stock issuance expense and severance. For reconciliation under GAAP to the Non-GAAP Adjusted EBITDA see Table A that is included in the tables accompanying this release.

Conference Call

The Company has scheduled a conference call to discuss its financial results for the first quarter ended March 31, 2017. The call will be at 4:30 p.m. Eastern Time on Thursday, May 11, 2017.

Participants can access the conference call by dialing (844) 861-5501 or (412) 317-6582 or can listen via a live internet webcast available in the investor section of the Company's website at www.unipixel.com/investors.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10106659, through May 18, 2017. A webcast replay will be available in the investor section of the Company’s website at www.unipixel.com/investors for 90 days.

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The Company's roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement regarding volume production deliveries, yields, revenues, partnering relationships and customer demand. Such statements contain words such as "will," and "expect," or the negative thereof or comparable terminology. These statements are based on management's current expectations. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not limited to, the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to compete in our current markets, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, our ability to raise additional capital, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners.

Financial Tables to Follow

Table A

UniPixel, Inc.
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Net loss attributable to common shareholders	$(7,688)	$(8,413)

Deemed dividend	562	—

Amortization of debt issuance costs	63	526

(Gain) loss on change in warrant liability	(841)	379

Accretion of discount on convertible notes	-	1,291

Interest expense	20	38

Depreciation	205	283

Amortization	998	998

Stock compensation expense	105	161

Restricted stock issuance	307	308

Severance	9	9

Non-GAAP Adjusted EBITDA	$(6,260)	$(4,420)

UniPixel, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2017 (unaudited)	December 31, 2016 (audited)

ASSETS
Current assets
Cash and cash equivalents	$5,990	$1,558
Account receivable, net	1,014	1,087
Inventory	963	765
Prepaid licenses, net	4,366	4,635
Prepaid expenses	394	359

Total current assets	12,727	8,404

Property and equipment, net	1,151	1,115
Other long-term assets	144	132
Prepaid licenses, net of current portion	—	729

Total assets	$14,022	$10,380

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$2,870	3,486
Accrued liabilities	1,225	1,101
Derivative liability	2,055	658

Total current liabilities	6,150	5,245

Long term liabilities	327	350
Long term debt	724	809

Total liabilities	7,201	6,404

Commitments and contingencies	—	—

Redeemable preferred stock, 10,000,000 shares authorized; 3,000 shares issued and outstanding	625	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 55,724,162 shares issued and outstanding at March 31, 2017 and 45,122,841 shares issued and outstanding at December 31, 2016	56	45
Additional paid-in capital	192,455	182,558
Accumulated deficit	(186,315)	(178,627)

Total shareholders’ equity	6,196	3,976

Total liabilities and shareholders’ equity	$14,022	$10,380

UniPixel, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$1,297	$850

Cost of revenues	4,340	4,250

Gross margin	(3,043)	(3,400)

Selling, general and administrative expenses	1,972	1,852
Research and development	2,869	927

Operating loss	(7,884)	(6,179)

Other income (expense)
Amortization of debt issuance costs	(63)	(526)
Gain (loss) on change in warrant liability	841	(407)
Accretion of discount on convertible notes	-	(1,291)
Interest expense	(20)	(10)
Other income (expense) net	758	(2,234)

Net loss	(7,126)	(8,413)
Deemed dividend – accretion on Series A-1 preferred stock	(562)	—
Net loss attributable to common shareholders	$(7,688)	$(8,413)

Per share information
Net loss attributable to common shareholders – basic	$(0.15)	$(0.24)
Net loss attributable to common shareholders– diluted	$(0.15)	$(0.24)

Weighted average number of basic common shares outstanding	49,665,275	35,797,409
Weighted average number of diluted common shares outstanding	49,665,275	35,797,409